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                                                                      EXHIBIT 21

                                 SUBSIDIARIES OF
                        SUMMIT AMERICA TELEVISION, INC.,
                            A TENNESSEE CORPORATION,
                              AS OF MARCH 31, 2004

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
                                         JURISDICTION OF           PERCENTAGE OF DIRECT
      NAME OF SUBSIDIARY                  ORGANIZATION             OR INDIRECT OWNERSHIP
----------------------------------       ---------------           ---------------------
KCNS, Inc.                                   Tennessee                       100%

KCNS License, Inc.                             Nevada                        100%

WOAC, Inc.                                   Tennessee                       100%

WOAC License, Inc.                             Nevada                        100%

WRAY, Inc.                                   Tennessee                       100%

WRAY License, Inc.                             Nevada                        100%

WMFP, Inc.                                   Tennessee                       100%

WMFP License, Inc.                             Nevada                        100%

WSAH, Inc.                                   Tennessee                       100%

WSAH License, Inc.                             Nevada                        100%

SAH Acquisition Corporation                  Tennessee                       100%

The Scripps Shop At Home
Holding Company                              Delaware                         20%

Shop At Home Network, LLC                    Tennessee                        30%
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